Exhibit 99.2

First Quarter 2009

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations with respect to strategies to enhance shareholder value to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K dated December 31, 2008 and in previous filings with the SEC; future conditions in the global capital markets, including changes in the availability of credit and liquidity; future local and national economic conditions, including changes in levels of employment, interest rates, the availability of mortgage and other financing and related factors; a downgrade in the credit rating of the Company’s securities; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to enter into new joint ventures and the availability of equity financing from traditional real estate investors to fund development activities; the Company’s ability to obtain construction loan financing to fund development activities; uncertainties associated with the Company’s condominium conversion and for-sale housing business; uncertainties associated with loss of personnel in connection with the Company’s reduction of corporate and property development and management overhead; conditions affecting ownership of residential real estate and general conditions in the multifamily residential real estate market; uncertainties associated with environmental and other regulatory matters; the impact of our ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or injunctive relief requiring us to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; the costs of remediating damages to the Company’s communities that have stucco or exterior insulation finishing systems for potential water penetration and other related issues; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K dated December 31, 2008 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

POST PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(Unaudited)

	Three months ended March 31,
	2009	2008
Revenues
Rental	$65,384	$66,156
Other property revenues	3,568	3,317
Other	226	239

Total revenues	69,178	69,712

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	32,698	34,396
Depreciation	17,592	15,097
General and administrative (1)	4,409	5,134
Investment and development (2)	997	1,390
Other investment costs (2)	653	255
Strategic review costs (3)	-	6,070

Total expenses	56,349	62,342

Operating income	12,829	7,370

Interest income	115	210
Interest expense	(14,178)	(11,031)
Amortization of deferred financing costs	(934)	(851)
Net gains (losses) on sales of real estate assets (4)	(260)	2,119
Equity in income of unconsolidated real estate entities	110	401
Other income (expense), net (5)	1,059	(174)
Net gain on early extinguishment of indebtedness (6)	898	-

Loss from continuing operations	(361)	(1,956)

Discontinued operations (7)
Income from discontinued property operations	2,609	2,804
Gains on sales of real estate assets	-	2,311

Income from discontinued operations	2,609	5,115

Net income	2,248	3,159
Noncontrolling interest - consolidated property partnerships	76	(466)
Noncontrolling interest - common unitholders	(2)	(7)

Net income available to the Company	2,322	2,686
Dividends to preferred shareholders	(1,909)	(1,909)

Net income available to common shareholders	$413	$777

Per common share data - Basic (8)
Loss from continuing operations (net of preferred dividends)	$(0.05)	$(0.10)
Income from discontinued operations	0.06	0.12

Net income available to common shareholders	$0.01	$0.02

Weighted average common shares outstanding - basic	44,299	43,965

Per common share data - Diluted (8)
Loss from continuing operations (net of preferred dividends)	$(0.05)	$(0.10)
Income from discontinued operations	0.06	0.12

Net income available to common shareholders	$0.01	$0.02

Weighted average common shares outstanding - diluted	44,299	43,965

POST PROPERTIES, INC.

NOTES TO CONSOLIDATED

STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(1)

For the three months ended March 31, 2009, as compared to 2008, general and administrative costs decreased primarily as a result of $353 of additional severance charges in 2008 related to prior year severance arrangements and reduced incentive plan compensation costs of $230 in 2009 under the Company’s Shareholder Value Plan resulting from the cessation of new grants under the Plan in 2009 and the settlement of all prior year awards under the Plan in the first quarter of 2009. Beginning in the fourth quarter of 2008, the Company began allocating personnel and other costs, primarily related to accounting, information technology and human resources that support property management and investment operations, from general and administrative expenses to property management and investment and development expenses. Prior period results have been adjusted to reflect the current period presentation.

(2)

Investment and development expenses for the three months ended March 31, 2009 and 2008 included investment group expenses, development personnel and associated costs not allocable to current development projects. Beginning in the fourth quarter of 2008, the Company reclassified its land carry costs (primarily property taxes and assessments) to a separate line, “Other investment costs.” Previously, these costs were included in the line captioned investment and development expenses. Prior period results have been adjusted to reflect the current period presentation of land carry costs and other support costs discussed in (1) above.

(3)

Strategic review costs for the three months ended March 31, 2008 included financial, legal and other costs associated with the Company’s formal process to pursue a possible business combination or other sale transaction. In June 2008, the Company announced that the process had concluded without a business combination or other sale transaction.

(4)

For the three months ended March 31, 2009 and 2008, income from continuing operations included net gains from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with condominium communities under development and in pre-sale totaling $124 and $247 for the three months ended March 31, 2009 and 2008, respectively. A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three months ended March 31, 2009 and 2008 was as follows:

	Three months ended March 31,
	2009	2008
Condominium revenues	$2,046	$8,297
Condominium costs and expenses	(2,306)	(6,178)

Gains (losses) on sales of condominiums	$(260)	$2,119

(5)

For the three months ended March 31, 2009, other income (expense) primarily related to non-cash income of $874 related to the mark-to-market of an interest rate swap agreement that became ineffective under generally accepted accounting principles and non-cash income of approximately $376 related to a reduction in estimated costs associated with the hurricane damage sustained in 2008, offset by inspection expenses related to the Company’s exterior remediation project. For the three months ended March 31, 2009 and 2008, other expenses also included estimated state franchise and other income taxes.

(6)

Net gain on early extinguishment of indebtedness for the three months ended March 31, 2009 includes a net gain of $3,524 from the early extinguishment of debt related to the Company’s tender offer of its 2010 and 2011 senior unsecured bonds offset by a net loss of $2,626 on the prepayment of the Company’s weekly-remarketed, variable rate taxable mortgage bonds and the associated interest rate swap agreement.

(7)

Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three months ended March 31, 2009, income from discontinued operations included the operating results of three apartment communities, containing 1,328 units, held for sale at March 31, 2009. For the three months ended March 31, 2008, income from discontinued operations included the results of operations of the three apartment communities held for sale at March 31, 2009 and four apartment communities sold in 2008 through their sale dates.

The operating revenues and expenses of these communities for the three months ended March 31, 2009 and 2008 were as follows:

	Three months ended March 31,
	2009	2008
Revenues
Rental	$4,235	$7,338
Other property revenues	258	384

Total revenues	4,493	7,722

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	1,472	2,725
Depreciation	-	1,091
Interest	412	1,102

Total expenses	1,884	4,918

Income from discontinued property operations	$2,609	$2,804

For the three months ended March 31, 2008, the Company recognized net gains in discontinued operations of $2,311 from the sale of one apartment community, containing 143 units. This sale generated aggregate net proceeds of approximately $19,433 for the three months ended March 31, 2008, respectively.

(8)

Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., also a wholly-owned subsidiary of the Company, owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of March 31, 2009, there were 44,565 units of the Operating Partnership outstanding, of which 44,347, or 99.5%, were owned by the Company.

POST PROPERTIES, INC.

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS AVAILABLE

TO COMMON SHAREHOLDERS AND UNITHOLDERS

(In thousands, except per share or unit data)

(Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended March 31,
	2009	2008
Net income available to common shareholders	$413	$777
Noncontrolling interest - common unitholders	2	7
Depreciation on consolidated real estate assets (1)	17,077	15,700
Depreciation on real estate assets held in unconsolidated entities	350	350
Losses (gains) on sales of real estate assets	260	(4,430)
Incremental gains (losses) on condominium sales (2)	(1,113)	1,504

Funds from operations available to common shareholders and unitholders (A)	$16,989	$13,908

Funds from operations available to common shareholders and unitholders (A)	$16,989	$13,908
Annually recurring capital expenditures (3)	(2,633)	(2,258)
Periodically recurring capital expenditures (3)	(3,724)	(1,593)
Non-cash income related to mark-to-market of interest rate swap agreement	(874)	-
Non-cash straight-line adjustment for ground lease expenses	289	295
Net gain on early extinguishment of indebtedness	(898)	-
Strategic review costs	-	6,070

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$9,149	$16,422

Per Common Share Data - Basic
Funds from operations per share or unit, as defined (A÷C)	$0.38	$0.31
Adjusted funds from operations per share or unit (4) (B÷C)	$0.21	$0.37
Dividends declared	$0.20	$0.45
Weighted average shares outstanding	44,299	43,965
Weighted average shares and units outstanding (C)	44,517	44,368

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.38	$0.31
Adjusted funds from operations per share or unit (4) (B÷D)	$0.21	$0.37
Dividends declared	$0.20	$0.45
Weighted average shares outstanding (5)	44,302	44,384
Weighted average shares and units outstanding (5) (D)	44,520	44,787

(1)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.
(2)

For condominium conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. For condominium development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. See the table entitled “Summary of Condominium Projects” on page 17 for further detail.

(3)

Excludes approximately $5,372 of periodically recurring and $0 of annually recurring capital expenditures, respectively, related to the Company’s exterior remediation project for the three months ended March 31, 2009. Includes approximately $1,918 and $21 of periodically recurring capital expenditures associated with the Company’s communities under rehabilitation for the three month ended March 31, 2009 and 2008, respectively.

(4)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $90 and $231 for the three months ended March 31, 2009 and 2008, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)

Funds from operations per share were computed using weighted average shares and units outstanding, including the impact of dilutive securities totaling 3 and 419 shares and units for the three months ended March 31, 2009 and 2008, respectively. Such dilutive securities were antidilutive to the income (loss) per share computations for the three months ended March 31, 2009 and 2008 since the Company reported a per share loss from continuing operations under generally accepted accounting principles for such periods.

POST PROPERTIES, INC.

SAME STORE RESULTS

(In thousands, except per share or unit data)

(Unaudited)

Same Store Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 41 communities containing 14,921 apartment units which were fully stabilized as of January 1, 2008, is summarized as follows:

	Three months ended March 31,
	2009	2008	% Change

Rental and other revenues	$57,694	$58,610	(1.6)%

Real estate taxes and insurance expenses	9,222	9,483	(2.8)%
Other property operating and maintenance expenses	13,848	14,508	(4.5)%

Total property operating and maintenance expenses (excluding depreciation and amortization) (1)	23,070	23,991	(3.8)%

Same store net operating income	$34,624	$34,619	0.0%

Capital expenditures (2)
Annually recurring:
Carpet	$572	$560	2.1%
Other	1,626	1,087	49.6%

Total annually recurring (3)	2,198	1,647	33.5%
Periodically recurring (3)	6,417	1,290	397.4%

Total capital expenditures (A)	$8,615	$2,937	193.3%

Total capital expenditures per unit (A ÷ 14,921 units)	$577	$197	192.9%

Average monthly rental rate per unit (4)	$1,308	$1,323	(1.1)%

(1)

Beginning in the fourth quarter of 2008, other property operating and maintenance expenses include certain expenses reclassified from corporate property management expenses for all periods presented. The reclassified operating expenses relate primarily to relief and preventative maintenance engineers, collections personnel, certain property related advertising and property level performance based awards.

(2)

See Table 3 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(3)

Annually recurring expenditures for the three months ended March 31, 2009 included $0 related to the Company’s exterior remediation project. Periodically recurring expenditures for the three months ended March 31, 2009 and 2008 include approximately $325 and $470, respectively, related to the Company’s “resident design center” program. Periodically recurring expenditures for the three months ended March 31, 2009 also included approximately $5,372 related to the Company’s exterior remediation project.

(4)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 26 for further information.

Same Store Operating Results by Market –

Comparison of First Quarter of 2009 to First Quarter of 2008

(Increase (decrease) from same period in prior year)

	Three months ended March 31, 2009
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	(1.8)%		1.9%		(4.3)%		(1.6)%
Dallas	(0.7)%		(12.5)%		9.4%		(0.3)%
Washington, DC	(0.6)%		(2.2)%		0.3%		0.5%
Tampa	(2.1)%		(6.9)%		1.4%		2.2%
Charlotte	(4.3)%		(2.5)%		(5.2)%		(1.7)%
New York	(2.5)%		1.1%		(4.6)%		(3.5)%
Houston	1.1%		6.7%		(3.5)%		(1.3)%
Austin	(2.2)%		(7.4)%		2.8%		(3.2)%
Orlando	(2.7)%		(10.2)%		4.1%		5.1%

Total	(1.6)%		(3.8)%		0.0%		(0.4)%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

Market	Apartment Units	% of NOI Three months ended March 31, 2009	Average Economic Occupancy (1)		Physical Occupancy at March 31, 2009 (2)	Average Rental Rate Per Unit Three Months Ended March 31, 2009 (3)
			Three months ended March 31,
			2009	2008
Atlanta	4,242	24.4%	93.4%	95.0%	94.1%	$1,134
Dallas	3,429	19.2%	94.4%	94.7%	93.4%	1,093
Washington, DC	1,905	18.9%	94.3%	93.8%	94.0%	1,799
Tampa	1,877	12.1%	95.7%	93.5%	94.2%	1,231
Charlotte	1,388	8.7%	91.0%	92.7%	92.7%	1,151
New York	337	6.5%	92.3%	95.8%	90.5%	3,939
Houston	837	4.6%	92.1%	93.4%	92.1%	1,269
Austin	308	1.9%	92.7%	95.9%	92.2%	1,346
Orlando	598	3.7%	94.7%	89.6%	96.3%	1,373

Total	14,921	100.0%	93.7%	94.1%	93.7%	$1,308

(1)

The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 92.2% and 92.9% for the three months ended March 31, 2009 and 2008, respectively. For the three months ended March 31, 2009 and 2008, net concessions were $710 and $523, respectively, and employee discounts were $196 and $205, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
(3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 26 for further information.

Same Store Sequential Comparison

	Three months ended
	March 31, 2009	December 31, 2008	% Change

Rental and other revenues	$57,694	$58,456	(1.3)%

Real estate taxes and insurance expenses	9,222	8,714	5.8%
Other property operating and maintenance expenses	13,848	13,458	2.9%

Total property operating and maintenance expenses (excluding depreciation and amortization)	23,070	22,172	4.1%

Same store net operating income (1)	$34,624	$36,284	(4.6)%

Average economic occupancy	93.7%	93.9%	(0.2)%

Average monthly rental rate per unit	$1,308	$1,321	(1.0)%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market –

Comparison of First Quarter of 2009 to Fourth Quarter 2008

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	(1.4)%		(1.6)%		(1.3)%		(0.9)%
Dallas	(1.1)%		1.9%		(3.1)%		0.0%
Washington, DC	(0.8)%		(0.2)%		(1.1)%		1.1%
Tampa	(0.3)%		5.6%		(4.0)%		0.2%
Charlotte	(2.2)%		4.0%		(5.2)%		0.4%
New York	(2.6)%		25.6%		(14.6)%		(2.0)%
Houston	(0.7)%		29.0%		(17.8)%		(0.2)%
Austin	(1.8)%		7.0%		(8.3)%		(1.3)%
Orlando	(3.1)%		5.6%		(9.0)%		0.0%

Total	(1.3)%		4.1%		(4.6)%		(0.2)%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.

POST PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share or unit data)

	March 31, 2009	December 31, 2008
	(Unaudited)
Assets
Real estate assets
Land	$260,937	$258,593
Building and improvements	1,832,366	1,802,496
Furniture, fixtures and equipment	210,676	205,221
Construction in progress	213,077	189,393
Land held for future investment	81,654	81,555

	2,598,710	2,537,258
Less: accumulated depreciation	(571,199)	(553,814)
For-sale condominiums	13,353	14,610
Assets held for sale, net of accumulated depreciation of $42,379 at March 31, 2009 and December 31, 2008	85,227	85,097

Total real estate assets	2,126,091	2,083,151
Investments in and advances to unconsolidated real estate entities	42,245	39,300
Cash and cash equivalents	5,464	75,472
Restricted cash	10,389	10,164
Deferred charges, net	10,097	10,278
Other assets	33,541	34,290

Total assets	$2,227,827	$2,252,655

Liabilities and shareholders’ equity
Indebtedness	$1,090,388	$1,112,913
Accounts payable and accrued expenses	107,218	109,160
Dividend and distribution payable	8,913	8,888
Accrued interest payable	10,549	5,493
Security deposits and prepaid rents	16,380	15,941

Total liabilities	1,233,448	1,252,395

Noncontrolling interests - Operating Partnership	4,382	4,410

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
44,347 and 44,222 shares issued, 44,347 and 44,222 shares outstanding at March 31, 2009 and December 31, 2008, respectively	443	442
Additional paid-in-capital	887,845	886,643
Accumulated earnings	96,844	105,300
Accumulated other comprehensive income (loss)	-	(1,819)

	985,161	990,595

Less common stock in treasury, at cost, 83 and 80 shares at March 31, 2009 and December 31, 2008, respectively	(3,004)	(2,965)

Total Company shareholders’ equity	982,157	987,630
Noncontrolling interests - consolidated real estate entities	7,840	8,220

Total equity	989,997	995,850

Total liabilities and shareholders’ equity	$2,227,827	$2,252,655

POST PROPERTIES, INC.

CONSOLIDATED DEBT SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

Summary of Outstanding Debt at March 31, 2009

Type of Indebtedness	Balance	Percentage of Total	Weighted Average Rate (1) March 31,
			2009	2008
Unsecured fixed rate senior notes	$360,142	33.0%	6.4%	6.4%
Secured fixed rate notes	637,401	58.5%	5.8%	5.3%
Secured variable rate notes	-	0.0%	0.0%	6.1%
Unsecured lines of credit	92,845	8.5%	1.0%	4.1%

	$1,090,388	100.0%	5.6%	5.9%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2) (3)
Total fixed rate debt	$997,543	91.5%	5.5
Total variable rate debt	92,845	8.5%	1.0

Total debt	$1,090,388	100.0%	5.1

Debt Maturities

Aggregate debt maturities by year	Amount		Weighted Average Rate on Debt Maturities (1)
Remainder of 2009	$1,143		5.8%
2010	194,964	(3)	4.5%
2011	51,142		5.9%
2012	103,759		5.5%
2013	205,847		6.1%
Thereafter	533,533		5.8%

	$1,090,388		5.6%

Debt Statistics

	Three months ended March 31,
	2009	2008
Interest coverage ratio (4)(5)	2.3x	2.2x
Fixed charge coverage ratio (4)(6)	2.0x	1.9x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner's share of debt) (7)	40.9%	38.6%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner's share of debt) (7)	44.2%	42.0%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at March 31, 2008 are based on the debt outstanding at that date.
(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
(3)	Includes outstanding balances on lines of credit of $92,845 maturing in 2010.
(4)	Calculated for the three months ended March 31, 2009 and 2008.
(5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate and investment sales, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 28.

(6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate and investment sales, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 28.

(7)	A computation of the debt ratios is included in Table 5 on page 29.

POST PROPERTIES, INC.

CONSOLIDATED DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of March 31, 2009
Consolidated Debt to Total Assets cannot exceed 60%	39%
Secured Debt to Total Assets cannot exceed 40%	23%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.4x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.4x

(1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

Ratio of Consolidated Debt to Total Assets
As of March 31, 2009
Consolidated debt, per balance sheet (A)	$1,090,388

Total assets, as defined (B) (Table A)	$2,831,308

Computed ratio (A÷B)	39%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$637,401

Computed ratio (C÷B)	23%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt
Consolidated debt, per balance sheet (A)	$1,090,388
Total secured debt (C)	(637,401)

Total unsecured debt (D)	$452,987

Total unencumbered assets, as defined (E) (Table A)	$1,994,630

Computed ratio (E÷D)	4.4x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized) (2)
Consolidated Income Available for Debt Service, as defined (F) (Table B)	$147,508

Annual Debt Service Charge, as defined (G) (Table B)	$61,776

Computed ratio (F÷G)	2.4x

Required minimum ratio	1.5x

(2)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2009 results for comparison and presentation purposes. The computations using annual financial data also reflect compliance with the debt covenants.

POST PROPERTIES, INC.

CONSOLIDATED DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations
As of March 31, 2009
Total real estate assets	$2,126,091
Add:
Investments in and advances to unconsolidated real estate entities	42,245
Accumulated depreciation	571,199
Accumulated depreciation on assets held for sale	42,379
Other tangible assets	49,394

Total assets for public debt covenant computations	2,831,308
Less:
Encumbered real estate assets	(836,678)

Total unencumbered assets for public debt covenant computations	$1,994,630

Table B
Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge (Annualized) (1)
Consolidated income available for debt service	Three months ended March 31, 2009
Net income	$2,248
Add:
Depreciation	17,592
Depreciation (company share) of assets held in unconsolidated entities	350
Amortization of deferred financing costs	934
Interest expense	14,178
Interest expense (company share) of assets held in unconsolidated entities	854
Interest expense of discontinued operations	412
Income tax expense	281
Losses on sales of real estate assets, net	260
Other non-cash expenses	1,540
Less:
Net gain on early extinguishment of indebtedness	(898)
Other non-cash income	(874)

Consolidated income available for debt service	$36,877

Consolidated income available for debt service (annualized)	$147,508

Annual debt service charge
Consolidated interest expense	$14,178
Interest expense (company share) of assets held in unconsolidated entities	854
Interest expense of discontinued operations	412

Debt service charge	$15,444

Debt service charge (annualized)	$61,776

(1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2009 results for comparison and presentation purposes. The computations using annual financial data also reflect compliance with the debt covenants.

POST PROPERTIES, INC.

SUMMARY OF COMMUNITIES UNDER CONSTRUCTION AND IN LEASE-UP

($ in millions)

Community	Location	Number of Units	Retail Sq. Ft.	Company Ownership	Estimated Cost	Company Share of Est. Cost	Costs Incurred as of 03/31/09	Quarter of Const. Start	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (1)	Units Leased (2)	Units Under Contract (3)	Units Closed (2)
							(Company Share)
Apartments:
Post Alexander™	Atlanta, GA	307	-	100%	$57.3	$57.3	$57.3	2Q 2006	1Q 2008	2Q 2009	268	N/A	N/A
Post Eastside™	Dallas, TX	435	37,900	100%	57.9	57.9	56.8	4Q 2006	2Q 2008	2Q 2010	211	N/A	N/A
Post Sierra at Frisco Bridges™	Dallas, TX	269	29,000	100%	42.1	42.1	33.8	3Q 2007	2Q 2009	3Q 2010	7	N/A	N/A
Post Park®	Wash. DC	396	1,700	100%	84.7	84.7	60.9	4Q 2007	2Q 2009	4Q 2010	2	N/A	N/A
Post West Austin™	Austin, TX	329	-	100%	53.2	53.2	42.6	4Q 2007	2Q 2009	3Q 2010	2	N/A	N/A

Total Apartments		1,736	68,600		$295.2	$295.2	$251.4				490

Condominiums:
The Ritz-Carlton Residences, Atlanta, Buckhead (4)	Atlanta, GA	129	-	62.5% (4)	$115.3	$82.1	$43.9	3Q 2007	4Q 2009	N/A	N/A	-	-
Four Seasons Residences	Austin, TX	147	8,000	100%	133.5	133.5	64.7	1Q 2008	1Q 2010	N/A	N/A	61	-

Total Condominiums		276	8,000		$248.8	$215.6	$108.6					61	-

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.
(2)	As of April 27, 2009.
(3)

As of April 27, 2009, represents the total number of units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

(4)

The amounts reflected for this project represent the condominium portion of a mixed-use development currently being developed in an entity owned with other third-party developers. The condominium portion of the project is owned through a joint venture with an Atlanta-based condominium development partner and is branded as The Ritz-Carlton Residences, Atlanta, Buckhead. See footnote 3 on page 20 for further information concerning this venture.

POST PROPERTIES, INC.

SUMMARY OF LAND HELD FOR FUTURE INVESTMENT AND SALE

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all or that land held for sale will be sold. The Company assumes no obligation to update this outlook in the future.

Land Held for Future Investment:

Project	Metro Area	Carrying Value At March 31, 2009 (in thousands)	Estimated Usable Acreage
Alexander	Atlanta, GA	$6,652	2.5
Allen Plaza	Atlanta, GA	19,016	5.6
South Lamar	Austin, TX	4,942	4.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Midtown Square III	Houston, TX	3,502	1.6
Richmond	Houston, TX	4,420	2.1
Baldwin Park	Orlando, FL	9,841	13.5
Wade	Raleigh, NC	10,949	31.4
Soho Square	Tampa, FL	5,168	4.1
Carlyle Square II	Washington, D.C.	11,684	2.4

Total Land Held for Future Development (1)		$81,654	72.6

Land Held for Sale:

Project	Metro Area	Carrying Value At March 31, 2009 (in thousands)	Estimated Usable Acreage
Millennium	Atlanta, GA	$2,774	1.0
Spring Hill	Atlanta, GA	2,023	9.1
Wade	Raleigh, NC	8,626	49.1
Citrus Park	Tampa, FL	3,450	17.7

Total Land Held for Sale (2)		$16,873	76.9

(1)	The carrying value of land held for future development at March 31, 2009 has been written-down to reflect previously recorded impairments totaling $72,171 in 2008.
(2)	The carrying value of land held for sale at March 31, 2009 has been written-down to reflect previously recorded impairments of $15,660 in 2008.

POST PROPERTIES, INC.

SUMMARY OF COMMUNITIES UNDER REHABILITATION

(Dollars in thousands, except per square foot)

Project	Location	Year Completed	Total Units	Average Sq. Ft. Per Unit (1)	Property NOI For the Fiscal Year Preceding The Start of Rehabilitation	Property NOI For the Three Months Ended March 31, 2009	Undepreciated Book Value Prior to Rehabilitation	Projected Total Rehabilitation Capital Cost	Number of Units As of March 31, 2009
									Completed	Out of Service	Units Leased	% Units Leased

Post Heights™	Dallas, TX	1998-1999	368	845	$2,598	$275	$42,195	$10,700	368	-	239	65%
Post Peachtree Hills®	Atlanta, GA	1992-1994	300	978	2,436	128	19,539	10,600	261	30	206	69%

			668				$61,734	$21,300	629	30	445

	Rehabilitation Cost Incurred in The Three Months Ended March 31, 2009			Rehabilitation Capital Cost Incurred As of March 31, 2009			Projected Remaining Rehabilitation Capital Cost To be Incurred	Quarter of Rehabilitation Start	Projected Quarter of Rehabilitation Completion	Projected Quarter of Re-Stabilized Occupancy
Project	Revenue- Generating Capital Cost	Non-Revenue- Generating Capital Cost	Total Capital Cost	Revenue- Generating Capital Cost	Non-Revenue- Generating Capital Cost	Total Capital Cost

Post Heights™	$153	$1,111	$1,264	$7,320	$1,135	$8,455	$2,245	1Q 2008	2Q 2009	1Q 2010
Post Peachtree Hills®	1,494	807	2,301	7,682	893	8,575	2,025	1Q 2008	2Q 2009	4Q 2009

	$1,647	$1,918	$3,565	$15,002	$2,028	$17,030	$4,270

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

POST PROPERTIES, INC.

SUMMARY OF CONDOMINIUM PROJECTS

(Dollars in thousands)

										Units (4)
Project	Location	Year Completed	Sale Start Date	Total Units	# of Rental Units Occupied as of 03/31/09	Average Unit Sq. Ft. (1)	Project Transfer Price/Est. Cost (2)	Transfer Price/Est. Cost Per Unit	Book Value as of 03/31/09 (3)	Total	Closed	Under Contract	Available for Sale
Condominium Conversion Projects
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	-	1,036	$37,000	$180	$1,663	206	177	5	24
RISE™	Houston, TX	2000	Q2 2006	143	8	1,407	26,250	184	6,584	143	104	7	32
Condominium Development Projects
Mercer Square™	Dallas, TX	2007	3Q2007	85	N/A	1,094	18,600	218	5,106	85	54	-	31

				434					$13,353	434	335	12	87

Financial Summary – Aggregate Condominium Activity

	Three months ended March 31, 2009			Three months ended March 31, 2008			Cumulative through March 31, 2009
Project	Units Closed	Gross Revenues	FFO Incremental Gain (Loss) on Sale (6)(7)	Units Closed	Gross Revenues	FFO Incremental Gain (Loss) on Sale (6)(7)	Units Closed	Gross Revenues	FFO Incremental Gain (Loss) on Sale (6)
Condominium Conversion Projects
Harbour Place City Homes™	10	$1,845	$(285)	3	$648	$(298)	177	$42,938	$(2,803)
RISE™	-	-	(165)	6	1,956	(97)	102	26,486	(1,678)
Condominium Development Projects
The Condominiums at Carlyle Square™ (5)	-	-	-	16	5,069	1,561	145	63,266	10,975
Mercer Square™	1	192	(548)	2	624	198	54	15,340	272

	11	2,037	(998)	27	8,297	1,364	478	148,030	6,766
Other	-	9	(115)	-	-	(247)	-	27	(1,378)

Total	11	$2,046	$(1,113)	27	$8,297	$1,117	478	$148,057	$5,388

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.
(2)

Transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)

Including the Company’s share of total estimated construction costs of ground-up condominiums being developed and not yet in active sales (see page 14) of approximately $215.6 million and book value of unsold condominiums above, committed capital to the condominium business at March 31, 2009 totaled approximately $229.0 million.

(4)	Unit status is as of April 27, 2009. There can be no assurance that condominium units under contract will close.
(5)	Final condominium closings occurred in 2008 at this community.
(6)

For conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price” as described in note 2 above. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(7)

For co-investment projects, amounts are net of noncontrolling interests of $0 and $387 for the three months ended March 31, 2009 and 2008, respectively. There was no income tax provision for the three months ended March 31, 2009 and 2008 attributable to gains (losses) on condominium sales.

POST PROPERTIES, INC.

COMMUNITY ACQUISITION AND DISPOSITION SUMMARY

Property Name/Period	Location	Units	Year Built	Gross Amount Per Unit	Gross Amount
Acquisitions
2008
None
2009
None
Dispositions
Q1 2008
Post Wilson™	Dallas, TX	143	1999	$ 138,811	$ 19,850,000
Q3 2008
Post Oglethorpe®	Atlanta, GA	250	1994	$ 154,000	38,500,000
Q4 2008
Post Woods®	Atlanta, GA	494	1977-1983	$ 106,781	52,750,000
Post Lenox Park®	Atlanta, GA	206	1995	$ 110,194	22,700,000

2008 YTD Total					$ 133,800,000

Average Cap Rate – Dispositions – 2008					6.1%	(1)

Q2 2009
Post Dunwoody®	Atlanta, GA	530	1989-1996	$ 89,434	$ 47,400,000

Average Cap Rate – Dispositions – 2009					8.0%	(1)

(1)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

POST PROPERTIES, INC.

CAPITALIZED COSTS SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months ended March 31, 2009 and 2008 is detailed below.

	Three months ended March 31,
	2009	2008
Development and acquisition expenditures (1)	$49,242	$39,358
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	1,647	3,508
Other community additions and improvements (3) (6)	9,096	1,593
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4) (6)	2,633	2,258
Corporate additions and improvements	59	231

	$62,677	$46,948

Other Data
Capitalized interest	$3,107	$3,383

Capitalized development and associated costs (5)	$1,305	$1,760

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 16).
(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.
(6)

Includes approximately $5,372 of periodically recurring and $0 of annually recurring capital expenditures, respectively, related to the Company’s exterior remediation project for the three months ended March 31, 2009.

POST PROPERTIES, INC.

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(Dollars in thousands, except per share or unit data)

(Unaudited)

Apartments and Condominium Development Communities

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%
3630 Peachtree North Tower	Atlanta, GA	Land	-	50%
3630 Peachtree South Tower (2)	Atlanta, GA	Mixed-Use	129	49%

Financial Data
	As of March 31, 2009						Three months ended March 31, 2009
Joint Venture Property	Gross Investment in Real Estate (9)	Mortgage/Construction Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Earnings
Post Collier Hills® (1)	$54,578	$39,565	(4)	$13,345	$(4,074)	(1)	$724	$9
Post Crest® (1)	63,836	46,159	(4)	15,425	(6,458)	(1)	698	(24)
Post Lindbergh® (1)	60,243	41,000	(5)	18,258	(3,856)	(1)	786	11
Post Biltmore™	36,310	29,272	(6)	1,438	2,346		598	(8)
Post Massachusetts Avenue™	69,395	50,500	(7)	9,447	6,496		1,612	233
3630 Peachtree North Tower	11,455	8,153	(8)	3,119	(1,691)	(2)	-	-
3630 Peachtree South Tower (3)	137,853	85,915	(8)	49,566	33,403	(3)	(143)	(111)

Total	$433,670	$300,564		$110,598	$26,166		$4,275	$110

(1)

In 2007, the Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)	This credit investment reflects the impact of impairment charges of $3,253 in 2008 and is classified in consolidated liabilities on the Company’s consolidated balance sheet.
(3)

The mixed-use project (the “Master JV”) consists of 129 luxury for-sale condominiums to be marketed as The Ritz-Carlton Residences, Atlanta, Buckhead (sponsored through a joint venture between the Company and a private condominium developer; the “Condo JV”) and approximately 425,000 square feet of Class A office space (sponsored through a joint venture between an office REIT and a private office developer). The Condo JV owns an approximate 49% pro-rata interest in the Master JV accounted for on the equity method, representing the condominium portion of the project. The Company has a $18,500 preferred equity interest and a 62.5% residual equity interest in the Condo JV and, consequently, consolidates that entity on its balance sheet. The minority partner’s equity interest in the condo JV, totaling $6,649, is included in the Company’s equity investment reflected above. The Company’s share of gross real estate assets and construction notes payable, net of its partners’ interests, at March 31, 2009 was $42,455 and $19,189, respectively. See page 14 for further information regarding the for-sale condominium portion of the project.

(4)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.
(5)	This note bears interest at a fixed rate of 5.71% and matures in 2017.
(6)	This note bears interest at a fixed rate of 5.83% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.
(7)	This note bears interest at a fixed rate of 5.82% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.
(8)	At March 31, 2009, $94,069 was outstanding under a $187,128 construction loan facility bearing interest at a variable rate of LIBOR plus 1.35% and which matures in 2011.
(9)	Represents GAAP basis net book value plus accumulated depreciation.

POST PROPERTIES, INC.

NET ASSET VALUE SUPPLEMENTAL INFORMATION

(Dollars in thousands, except per share or unit data)

(Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents below NOI for the quarter ended March 31, 2009 for properties stabilized by January 1, 2009 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by January 1, 2009 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Financial Data

(In thousands)

Income Statement Data	Three months ended March 31, 2009	Adjustments		As Adjusted
Rental revenues	$65,384	$1,198	(1)	$66,582
Other property revenues	3,568	113	(1)	3,681

Total rental and other revenues (A)	68,952	1,311		70,263
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	32,698	(5,248)	(1)	27,450

Property net operating income (Table 1) (A-B)	$36,254	$6,559		$42,813

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,108)
Assumed property capital expenditure reserve ($300 per unit per year based on 17,532 units)				(1,315)

Adjusted property net operating income				$39,390

Annualized property net operating income (C)				$157,560

Apartment units represented (D)	21,192	(3,660)	(1)	17,532

Other Asset Data	As of March 31, 2009	Adjustments		As Adjusted
Cash & equivalents	$5,464			$5,464
Real estate assets under construction, lease-up, conversion or rehabilitation, at cost (2)	213,077	187,563	(2)	400,640
Land held for future investment	81,654			81,654
For-sale condominiums and assets held for sale (3)	98,580	(68,354)	(3)	30,226
Investments in and advances to unconsolidated real estate entities (4)	42,245	(8,842)	(4)	33,403
Restricted cash and other assets	45,452			45,452
Cash & other assets of unconsolidated real estate entities (5)	5,924	(4,212)	(5)	1,712

Total (E)	$492,396	$106,155		$598,551

Other Liability Data
Indebtedness	$1,090,388			$1,090,388
Other liabilities (including noncontrolling interests) (6)	152,422	(28,338)	(6)	124,084
Total liabilities of unconsolidated real estate entities (7)	209,251	(148,852)	(7)	60,399

Total (F)	$1,452,061	$(177,190)		$1,274,871

Other Data

	As of March 31, 2009
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$95,000

Common shares outstanding	44,347
Common units outstanding	218

Total (H)	44,565	$10.14	$451,889

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$1,223,209

Implied Portfolio Capitalization Rate (C÷I)			12.9%

Implied market value of Company gross real estate assets per unit (I÷D)			$69.8

(1)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended March 31, 2009 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction, lease-up, conversion, or rehabilitation	$(2,686)	$(188)	$(2,212)	(2,404)
Corporate property management expenses	-	-	(2,674)	-
Company share of unconsolidated entities	1,976	134	702	(1,256)
Held for sale operating properties	4,235	258	1,509	-
Corporate apartments and other	(2,327)	(91)	(2,573)	-

	$1,198	$113	$(5,248)	(3,660)

(2)

The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value for communities under rehabilitation during the first quarter of 2009.

(3)

The adjustment reflects a reduction for the depreciated book value of three apartment communities held for sale and included in discontinued operations at March 31, 2009, as the net property operating income of these communities has been included in adjusted property net operating income reflected above (see note 1).

(4)

The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above. The “As Adjusted” amount represents the consolidated equity investment in 3630 Peachtree South Tower (i.e., The Ritz-Carlton Residences, Atlanta, Buckhead). Noncontrolling interest related to 3630 Peachtree South Tower of $6,649 is included in the “As Adjusted” amount in Other Liabilities.

(5)

The “As of March 31, 2009” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

(6)

The “As of March 31, 2009” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents, credit investment balances of the Company’s investment in unconsolidated entities and noncontrolling interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $13,950 and for credit investment balances of the Company’s investment in three unconsolidated entities of $14,388.

(7)

The “As of March 31, 2009” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partner’s respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

POST PROPERTIES, INC.

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

(Dollars in thousands, except per share or unit data)

(Unaudited)

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, non-cash income (loss) related to mark-to-market of interest rate swap agreements, non-cash debt extinguishment costs and strategic review costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

Average Economic Occupancy - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures

Table 1

Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(Dollars in thousands)

(Unaudited)

	Three months ended
	March 31, 2009	March 31, 2008	December 31, 2008
Total same store NOI	$34,624	$34,619	$36,284
Property NOI from other operating segments	1,630	458	1,636

Consolidated property NOI	36,254	35,077	37,920

Add (subtract):
Interest income	115	210	300
Other revenues	226	239	294
Depreciation	(17,592)	(15,097)	(18,241)
Interest expense	(14,178)	(11,031)	(14,487)
Amortization of deferred financing costs	(934)	(851)	(894)
General and administrative	(4,409)	(5,134)	(3,464)
Investment and development	(997)	(1,390)	(958)
Other investment costs	(653)	(255)	(422)
Strategic review costs	-	(6,070)	-
Impairment, severance and other charges	-	-	(64,560)
Gains (losses) on sales of real estate assets, net	(260)	2,119	525
Equity in income of unconsolidated real estate entities	110	401	143
Other income (expense), net	1,059	(174)	(1,665)
Net gain on early extinguishment of indebtedness	898	-	-

Loss from continuing operations	(361)	(1,956)	(65,509)
Income from discontinued operations	2,609	5,115	51,744

Net income (loss)	$2,248	$3,159	$(13,765)

Table 2

Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(Dollars in thousands)

	Three months ended			Q1 '09	Q1 '09	Q1 '09
	March 31, 2009	March 31, 2008	December 31, 2008	vs. Q1 '08 % Change	vs. Q4 '08 % Change	% Same Store NOI
Rental and other revenues
Atlanta	$14,519	$14,787	$14,729	(1.8)%	(1.4)%
Dallas	11,189	11,267	11,318	(0.7)%	(1.1)%
Washington, D.C.	10,121	10,181	10,204	(0.6)%	(0.8)%
Tampa	7,030	7,181	7,053	(2.1)%	(0.3)%
Charlotte	4,577	4,784	4,681	(4.3)%	(2.2)%
New York	3,675	3,768	3,772	(2.5)%	(2.6)%
Houston	3,063	3,030	3,084	1.1%	(0.7)%
Austin	1,214	1,241	1,236	(2.2)%	(1.8)%
Orlando	2,306	2,371	2,379	(2.7)%	(3.1)%

Total rental and other revenues	57,694	58,610	58,456	(1.6)%	(1.3)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	6,065	5,952	6,162	1.9%	(1.6)%
Dallas	4,554	5,204	4,470	(12.5)%	1.9%
Washington, D.C.	3,584	3,664	3,591	(2.2)%	(0.2)%
Tampa	2,831	3,041	2,680	(6.9)%	5.6%
Charlotte	1,576	1,617	1,516	(2.5)%	4.0%
New York	1,420	1,404	1,131	1.1%	25.6%
Houston	1,456	1,364	1,129	6.7%	29.0%
Austin	562	607	525	(7.4)%	7.0%
Orlando	1,022	1,138	968	(10.2)%	5.6%

Total	23,070	23,991	22,172	(3.8)%	4.1%

Net operating income
Atlanta	8,454	8,835	8,567	(4.3)%	(1.3)%	24.4%
Dallas	6,635	6,063	6,848	9.4%	(3.1)%	19.2%
Washington, D.C.	6,537	6,517	6,613	0.3%	(1.1)%	18.9%
Tampa	4,199	4,140	4,373	1.4%	(4.0)%	12.1%
Charlotte	3,001	3,167	3,165	(5.2)%	(5.2)%	8.7%
New York	2,255	2,364	2,641	(4.6)%	(14.6)%	6.5%
Houston	1,607	1,666	1,955	(3.5)%	(17.8)%	4.6%
Austin	652	634	711	2.8%	(8.3)%	1.9%
Orlando	1,284	1,233	1,411	4.1%	(9.0)%	3.7%

Total same store NOI	$34,624	$34,619	$36,284	0.0%	(4.6)%	100.0%

Average rental rate per unit
Atlanta	$1,134	$1,144	$1,146	(0.9)%	(1.1)%
Dallas	1,093	1,096	1,106	(0.3)%	(1.1)%
Washington, D.C.	1,799	1,806	1,816	(0.4)%	(1.0)%
Tampa	1,231	1,296	1,237	(5.0)%	(0.5)%
Charlotte	1,151	1,185	1,183	(2.9)%	(2.7)%
New York	3,939	3,879	3,938	1.5%	0.0%
Houston	1,269	1,228	1,266	3.3%	0.2%
Austin	1,346	1,320	1,347	2.0%	(0.0)%
Orlando	1,373	1,461	1,397	(6.0)%	(1.7)%
Total average rental rate per unit	1,308	1,323	1,321	(1.1)%	(1.0)%

Table 3

Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(Dollars in thousands)

	Three months ended March 31,
	2009	2008
Annually recurring capital expenditures by operating segment
Fully stabilized	$2,198	$1,647
Communities stabilized during 2008	180	135
Development, rehabilitation and lease-up	70	104
Other segments	185	372

Total annually recurring capital expenditures per statements of cash flows (1)	$2,633	$2,258

Periodically recurring capital expenditures by operating segment
Fully stabilized	$6,417	$1,290
Communities stabilized during 2008	1	45
Development, rehabilitation and lease-up	1,918	23
Other segments	760	235

Total periodically recurring capital expenditures per statements of cash flows (1)	$9,096	$1,593

(1)

Includes approximately $5,372 of periodically recurring and $0 of annually recurring capital expenditures, respectively, related to the Company’s exterior remediation project for the three months ended March 31, 2009.

Table 4

Computation of Interest and Fixed Charge Coverage Ratios

(Dollars in thousands)

	Three months ended March 31,
	2009	2008
Loss from continuing operations	$(361)	$(1,956)
Other non-cash expenses, net	666	1,313
Income tax expense	281	278
Losses (gains) on sales of real estate assets, net	260	(2,119)
Net gain on early extinguishment of indebtedness	(898)	-
Depreciation expense	17,592	15,097
Depreciation (company share) of assets held in unconsolidated entities	350	350
Interest expense	14,178	11,031
Interest expense (company share) of assets held in unconsolidated entities	854	694
Amortization of deferred financing costs	934	851

Income available for debt service (A)	$33,856	$25,539

Interest expense	$14,178	$11,031
Interest expense (company share) of assets held in unconsolidated entities	854	694

Interest expense for purposes of computation (B)	15,032	11,725
Dividends and distributions to preferred shareholders and unitholders	1,909	1,909

Fixed charges for purposes of computation (C)	$16,941	$13,634

Interest coverage ratio (A÷B)	2.3x	2.2x

Fixed charge coverage ratio (A÷C)	2.0x	1.9x

Table 5

Computation of Debt Ratios

(Dollars in thousands)

	As of March 31,
	2009	2008
Total real estate assets per balance sheet	$2,126,091	$2,118,984
Plus:
Company share of real estate assets held in unconsolidated entities	123,846	92,441
Company share of accumulated depreciation - assets held in unconsolidated entities	7,407	5,691
Accumulated depreciation per balance sheet	571,199	553,589
Accumulated depreciation on assets held for sale	42,379	24,333

Total undepreciated real estate assets (A)	$2,870,922	$2,795,038

Total debt per balance sheet	$1,090,388	$1,015,645
Plus:
Company share of third party debt held in unconsolidated entities	82,867	62,757

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,173,255	$1,078,402

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (B÷A)	40.9%	38.6%

Total debt per balance sheet	$1,090,388	$1,015,645
Plus:
Company share of third party debt held in unconsolidated entities	82,867	62,757
Preferred shares at liquidation value	95,000	95,000

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,268,255	$1,173,402

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	44.2%	42.0%

Table 6

Calculation of Company Undepreciated Book Value Per Share

(Dollars in thousands)

March 31, 2009
Total Company shareholders’ equity, per balance sheet	$982,157
Plus:
Accumulated depreciation, per balance sheet	571,199
Accumulated depreciation held for sale assets, per balance sheet	42,379
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	4,382
Less:
Deferred charges, net, per balance sheet	(10,097)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,495,020

Total common shares and units (B)	44,565

Company undepreciated book value per share (A÷B)	$33.55